BENNETT BLOCK ACCOUNTANCY CORPORATION
                                  [LETTERHEAD]


                              September 19, 1996

Board of Directors
N.U. Pizza Holding Corporation
15414 Cabrito Avenue, Suite A
Van Nays, CA 91406


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, I hereby consent to the incorporation by reference in this registration statement of my report on the consolidated financial statements and financial statements schedule in included in the annual report on Form 10-K of N.U. Pizza Holding Corporation and Subsidiaries for the year ended June 30, 1996, and references to my firm included in this S-8 Registration S



 /S/ BENNETT BLOCK ACCOUNTANCY CORPORATION
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Bennett BLock Accountancy Corporation